UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 17, 2011
Date of Report
(Date of earliest event reported)

First Federal Bancshares of Arkansas, Inc.
(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1401 Highway 62-65 North, Harrison, Arkansas	72601
(Address of principal executive offices)	(Zip Code)

(870) 741-7641
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2011, First Federal Bancshares of Arkansas, Inc. (the “Company”), and its wholly-owned subsidiary, First Federal Bank (the “Bank”), announced the retirement of Larry J. Brandt as the Chief Executive Officer of the Company and the Bank, effective upon the non-objection of the Office of the Comptroller of the Currency, the Bank’s primary regulator, and the Federal Reserve Bank, the Company’s primary regulator.  At the same time, the Company and the Bank announced the appointment of W. Dabbs Cavin as the successor to Mr. Brandt as the Chief Executive Officer of the Company and the Bank.  Mr. Cavin is currently serving on the Boards of Directors of the Company and the Bank and as the President of the Company and the Bank.  Any information regarding Mr. Cavin required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K was disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on May 17, 2011, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

By:	/s/ Larry J. Brandt
Name:	Larry J. Brandt
Title:	Chief Executive Officer

Date:  August 17, 2011